Exhibit 4.3
EXECUTION VERSION

Dated as of August 18, 2017
REGISTRATION RIGHTS AGREEMENT
by and between
ELLINGTON FINANCIAL LLC
and
SANDLER O'NEILL & PARTNERS, L.P.

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 18, 2017, by and between Ellington Financial LLC, a Delaware limited liability company (the “Company”), and Sandler O’Neill & Partners, L.P., as representative (the “Representative”) of the other several initial purchasers named in Schedule 1 to the Purchase Agreement (as defined below) dated August 18, 2017 (collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 5.25% Senior Notes due 2022 (the “Initial Notes”) pursuant to the Purchase Agreement.
This Agreement is made pursuant to the Purchase Agreement, dated August 15, 2017 (the “Purchase Agreement”), among the Company, Ellington Financial Management LLC and the Representative on behalf of the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Notes, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 6(j) of the Purchase Agreement.
The parties hereby agree as follows:
1.Definitions.
As used in this Agreement, the following capitalized terms shall have the following meanings:
Broker-Dealer: Any broker or dealer registered under the Exchange Act.
Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.
Closing Date: The date of this Agreement.
Commission: The Securities and Exchange Commission.
Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement as continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Trustee under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were tendered during such period by Holders thereof pursuant to the Exchange Offer.
Effectiveness Target Date: As defined in Section 5 hereof.
Exchange Act: The Securities Exchange Act of 1934, as amended.
Exchange Offer: The registration by the Company under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Notes the opportunity to exchange all such outstanding Transfer Restricted Notes held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Notes tendered in such exchange offer by such Holders.
Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Notes: The 5.25% Senior Notes due 2022 to be issued to Holders in exchange for Transfer Restricted Notes pursuant to this Agreement.
FINRA: Financial Industry Regulatory Authority, Inc.
Holders: As defined in Section 2(b) hereof.
Indemnified Holder: As defined in Section 8(a) hereof.
Indenture: The Indenture, dated as of August 18, 2017, by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to which the Notes are to be issued, as such Indenture has been or is amended or supplemented from time to time in accordance with the terms thereof.
Initial Notes: As defined in the preamble hereto.
Initial Placement: The issuance and sale by the Company of the Initial Notes to the Initial Purchasers pursuant to the Purchase Agreement.
Initial Purchasers: As defined in the preamble hereto.
Interest Payment Date: As defined in the Indenture and the Notes.
Notes: The Initial Notes and the Exchange Notes.
Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.
Registration Default: As defined in Section 5 hereof.
Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Notes pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
Notes: The Initial Notes together with the Exchange Notes.
Securities Act: The Securities Act of 1933, as amended.
Shelf Filing Deadline: As defined in Section 4(a) hereof.
Shelf Registration Statement: As defined in Section 4(a) hereof.
Suspension Period: As defined in Section 6 hereof.
Transfer Restricted Notes: Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note is exchanged in the Exchange Offer for an Exchange Note entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Initial Note is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

Trust Indenture Act: The Trust Indenture Act of 1939, as amended, which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder.
Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for re-offering to the public.
2.Notes Subject to this Agreement.
(a)Transfer Restricted Notes. The securities entitled to the benefits of this Agreement are the Transfer Restricted Notes.
(b)Holders of Transfer Restricted Notes. A Person is deemed to be a holder of Transfer Restricted Notes (each, a “Holder”) whenever such Person owns Transfer Restricted Notes.
3.Registered Exchange Offer.
(a)Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), the Company shall (i) cause to be filed with the Commission no later than 30 days after the Closing Date (or if such 30th day is not a Business Day, the next succeeding Business Day), a Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective no later than 90 days after the Closing Date (or if such 90th day is not a Business Day, the next succeeding Business Day), (iii) in connection with the foregoing, use its commercially reasonable efforts to file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Notes and to permit resales of Initial Notes held by Broker-Dealers as contemplated by Section 3(c) hereof.
(b)The Company shall use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed (or otherwise delivered) to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be Consummated as promptly as reasonably practicable after the Exchange Offer Registration Statement has become effective, but in no event later than 120 days after the Closing Date (or if such 120th day is not a Business Day, the next succeeding Business Day).
(c)The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Notes that are Transfer Restricted Notes and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Notes acquired directly from the Company), may exchange such Initial Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Notes held by any such Broker-Dealer except to the extent required by the Commission.
(d)The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities with respect to the Notes.
(e)The Company shall provide sufficient copies of the latest version of the Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.
4.Shelf Registration.
(a)Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 120 days after the Closing Date (or if such 120th day is not a Business Day, the next succeeding Business Day), or (iii) with respect to any Holder of Transfer Restricted Notes (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or one of their affiliates, then, upon such Holder’s request, the Company shall:
(x)    cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), no later than the later of (i) the 30th day after the date such filing obligation arises and (ii) the 120th day after the Closing Date (or if such 120th day is not a Business Day, the next succeeding Business Day) (such earliest date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Notes the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and
(y)    use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline (or if such 90th day is not a Business Day, the next succeeding Business Day).
The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Notes by the Holders of Transfer Restricted Notes entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Initial Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement).
(b)Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Notes may include any of its Transfer Restricted Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.
5.Additional Interest.
If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the last date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the last date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (except as specifically permitted herein, including with respect to any Suspension Period as provided in Section 6(a) hereof) without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Notes shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. Following the earlier of (x) the cure of all Registration Defaults relating to any particular Transfer Restricted Notes and (y) the day on which there are no outstanding Transfer Restricted Notes, the interest rate borne by the relevant Transfer Restricted Notes will be reduced to the original interest rate borne by such Transfer Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Notes shall again be increased pursuant to the foregoing provisions. For the avoidance of doubt, the consummation of the Exchange Offer shall be deemed to cure all Registration Defaults.
All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Note at the time such Note ceases to be a Transfer Restricted Note shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.
Notwithstanding the foregoing, (i) the amount of additional interest payable shall not increase because more than one Registration Default has occurred and is pending and (ii) a Holder of Transfer Restricted Notes that has not timely delivered all information to the Company pursuant to Section 4(b) hereof shall not be entitled to additional interest with respect to a Registration Default that pertains to such Shelf Registration Statement following the time such Holder elects not to include information or following the deadline to timely deliver information to the Company pursuant to Section 4(b) hereof.
6.Registration Procedures.
(a)Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all of the provisions of Section 6(c) hereof, shall use its commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Notes being sold in accordance with the intended method or methods of distribution thereof, and shall comply with the following provision:
(i)As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Notes shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Notes shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the Notes to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling note holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Company.
(b)Shelf Registration Statement. In connection with any requirement to file a Shelf Registration Statement, the Company shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Notes being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will use commercially reasonable efforts to prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the offer and sale of the Transfer Restricted Notes in accordance with the intended method or methods of distribution thereof.
(c)General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Notes (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Notes by Broker-Dealers), the Company shall:
(i)use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements as required by the Securities Act or any regulation thereunder for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Notes during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement (or, if permitted, file with the Commission a document incorporated by reference into the Registration Statement), in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;
(ii)prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may reasonably be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Notes covered by such Registration Statement have been exchanged or sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)advise the underwriter(s), if any, and selling Holders reasonably promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Notes under state securities or blue sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order as soon as practicable thereafter;
(iv)furnish without charge to each selling Holder named in any Registration Statement and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement but excluding exhibits thereto to the extent such documents are available through the Commission’s EDGAR system), which documents will be subject to the review and comment of such Holders and underwriter(s), if any, in connection with such sale, if any, for a period of at least three Business Days, and the Company shall use its commercially reasonable efforts to reflect in any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) any reasonable comments that such Holders and underwriters, if any, propose;
(v)promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each selling Holder named in any such Registration Statement, and to the underwriter(s), if any, make the Company’s representatives available for discussion of such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;
(vi)make available, subject to customary confidentiality agreements, at reasonable times for inspection by the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by any of the underwriter(s) in connection therewith, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;
(vii)if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Notes, information with respect to the principal amount of Transfer Restricted Notes being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Notes to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
(viii)if the Notes are then unrated, use commercially reasonable efforts to cause the Transfer Restricted Notes covered by the Registration Statement to be rated by the same rating agency or agencies that rated the Initial Notes at issuance, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;
(ix)furnish or otherwise make available to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);
(x)deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Notes covered by the Prospectus or any amendment or supplement thereto;
(xi)enter into such customary agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Notes pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by the Holders of at least 20% aggregate principal amount of the Transfer Restricted Notes or any underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:
(A)furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by the Company to underwriters in similar underwritten offerings, upon the effectiveness of the Shelf Registration Statement:
(1)a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed by appropriate officers of the Company, confirming, as of the date thereof, the matters set forth in Section 6(e) of the Purchase Agreement and such other matters as such parties may reasonably request;
(2)opinions and a disclosure letter, each dated the date of effectiveness of the Shelf Registration Statement, as the case may be, in customary form, of counsel for the Company, covering the matters set forth in Section 6(c) of the Purchase Agreement and such other matter as such parties may reasonably request; and
(3)a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, of PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, with respect to audited financial statements included or incorporated by reference in the Shelf Registration Statement, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with similar underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 6(g) of the Purchase Agreement;
(B)set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and
(C)deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this Section 6(c)(xi), if any.
If at any time the representations and warranties of the Company contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Company shall so advise the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;
(xii)prior to any public offering of Transfer Restricted Notes, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Notes under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Notes covered by the Shelf Registration Statement;
provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;
(xiii)shall issue, upon the request of any Holder of Initial Notes covered by the Shelf Registration Statement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to the Company for cancellation;
(xiv)cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Notes to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Notes made by such Holders or underwriter(s);
(xv)use its commercially reasonable efforts to cause the Transfer Restricted Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Notes, subject to the proviso contained in Section 6(c)(xii) hereof;
(xvi)if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;
(xvii)use its commercially reasonable efforts to provide a CUSIP number for all Notes not later than the effective date of the Registration Statement covering such Notes, provide the Trustee under the Indenture with certificates for such Notes which are in a form eligible for deposit with The Depository Trust Company and take all other action necessary to ensure that all such Notes are eligible for deposit with The Depository Trust Company;
(xviii)cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of FINRA;
(xix)otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its note holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Notes are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement; and
(xx)cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and
(xxi)provide promptly to each Holder upon written request each document filed by the Company with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.
Each Holder agrees by acquisition of a Transfer Restricted Note that the Company may suspend the use or effectiveness of the applicable Registration Statement, or extend the time period in which it is required to file the applicable Registration Statement, for up to 60 consecutive days and up to 120 days in the aggregate, in each case in any 12-month period (a “Suspension Period”), if the Company determines that any fact of the kind described in Section 6(c)(iii)(D) hereof exists, and that upon receipt of any notice to such effect from the Company such Holder will forthwith discontinue disposition of Transfer Restricted Notes pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Notes that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the Suspension Period; provided, however, that no such suspension or extension shall be taken into account in determining whether additional interest is due pursuant to Section 5 hereof or the amount of such additional interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.
(d)Following the Consummation of the Exchange Offer or the effectiveness of an applicable Shelf Registration Statement and for so long as the Notes are outstanding, if, in the reasonable judgment of the Representatives, the Initial Purchasers or any of their affiliates (as such term is defined in the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Notes, the Company agrees to periodically amend the applicable Registration Statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable Registration Statement or supplement the related Prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the Registration Statement and the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request. The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each offering memorandum, Registration Statement, Prospectus, amendment or supplement referred to in this Section 6(d).
7.Registration Expenses.
(a)All reasonable and documented expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and one counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, as provided in Section 7(b) hereof, the Holders of Transfer Restricted Notes; (v) all application and filing fees in connection with listing the Exchange Notes on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).
The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.
(b)In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Notes registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements not to exceed $27,500 of not more than one counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Notes for whose benefit such Shelf Registration Statement is being prepared.
8.Indemnification.
(a)The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages and liabilities (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of the Prospectus, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.
In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing; provided, however, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. Notwithstanding the foregoing sentence, in case any such action or proceeding shall be brought against any Indemnified Holder and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that the Company shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such Indemnified Holder, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Holder (who shall not, except with the consent of the Indemnified Holder, be counsel to the Company); provided, however, if the defendants in any such action include both the Indemnified Holder and the indemnifying party and an Indemnified Holder shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the Indemnified Holder in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Holders which are different from or additional to those available to the indemnifying party, the Indemnified Holder or Holders shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Holder or Holders; provided, however, that the Company shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel). After notice from the Company to such Indemnified Holder of its election so to assume the defense thereof, the Company shall not be liable under this Section 8 to such Indemnified Holder for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Holder, in connection with the defense thereof other than reasonable costs of investigation unless (i) the Indemnified Holder shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence representing the Indemnified Holders who are parties to such action or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnified Holder to represent the Indemnified Holder within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. The Company shall not be liable for any settlement effected without its prior written consent, which will not be unreasonably withheld. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Holder.
(b)Each Holder of Transfer Restricted Notes agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to losses, claims, damages and liabilities, directly or indirectly caused by, based upon, arising out of or in connection with information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, or their respective directors or officers or any such Person controlling the Company or the respective officers, directors, partners, employees, representatives and agents of each such Person in respect of which indemnity may be sought against a Holder of Transfer Restricted Notes, such Holder shall have the rights and duties given the Company by the preceding paragraph, and the Company and such directors and officers who sign a Registration Statement and any such Person controlling the Company and such respective officers, directors, partners, employees, representatives and agents of each such Person shall have the rights and duties given to each Holder by the preceding paragraph.
(c)If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company shall be deemed to be equal to the gross proceeds to the Company from the Initial Placement (before deducting expenses)), or if such allocation is not permitted by applicable law, the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim.
The Company and each Holder of Transfer Restricted Notes agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the dollar amount of the proceeds received by such Holder with respect to any Transfer Restricted Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.
9.Rule 144A.
The Company hereby agrees with each Holder, if any time during the period of one year from the date of this Agreement the Company is not subject to the information requirements of the Exchange Act, for so long as any Transfer Restricted Notes remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Notes in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Notes from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Notes pursuant to Rule 144A under the Securities Act.

10.Participation in Underwritten Registrations.
No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.
11.Selection of Underwriters.
The Holders of Transfer Restricted Notes covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.
12.Miscellaneous.
(a)Remedies. The provisions for additional interest will be the only monetary remedy available to Holders under this Agreement for a violation of the registration requirements contemplated by this Agreement. The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the other provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
(b)No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.
(c)Adjustments Affecting the Notes. The Company will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.
(d)Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Notes and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Notes (excluding any Transfer Restricted Notes held by the Company or its respective Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Notes are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose Notes are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Notes being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.
(e)Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile, or air courier guaranteeing overnight delivery:
(i)if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)if to the Company:
Ellington Financial LLC
53 Forest Avenue
Old Greenwich, CT 06870
Facsimile No: (248) 312-6770
Attention: Laurence Penn, Chief Executive Officer and President
With a copy, which shall not constitute notice, to:
Vinson & Elkins LLP
901 East Byrd Street Suite 1500
Richmond, VA 23219
Attention: Daniel M. LeBey, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if facsimiled; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
(f)Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Notes; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Notes from such Holder.
(g)Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.
(h)Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(i)Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.
(j)Submission to Jurisdiction. Each party hereto hereby submits to the nonexclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each party hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.
(k)Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l)Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
Very truly yours
ELLINGTON FINANCIAL LLC
By:    /s/ Laurence Penn _________
Name: Laurence Penn
Title: Chief Executive Officer
Accepted:    As of the date first written above

SANDLER O'NEILL & PARTNERS, L.P.
By: Sandler O'Neill & Partners Corp., the
sole general partner

By:    /s/ Jacques de Saint Phalle_____________________
Name: Jacques de Saint Phalle
Title: Partner
For themselves and the other several
Initial Purchasers named in
Schedule 1 to the Purchase Agreement

[Signature Page to Registration Rights Agreement]